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FOR IMMEDIATE RELEASE
November 16, 1999

               Anker Coal Announces Third Quarter Adjusted EBITDA

         Morgantown, WV - Anker Coal Group, Inc. (the "Company") today reported adjusted EBITDA of $5.2 and $13.4 million for the three and nine months ended September 30, 1999, compared to adjusted EBITDA of $2.3 and $4.7 million for the same periods in 1998, increases of 126% and 184%, respectively. Bruce Sparks, President of the Company, said "these significant increases in adjusted EBITDA are the result of cost savings which the Company has achieved through the restructuring of its mining operations." Mr. Sparks added "that with the completion of the private financial restructuring transactions on October 28, 1999, management can now focus its efforts on continuing to improve the Company's operating and financial performance and implementing the Company's future growth."

         Adjusted EBITDA represents net income before interest, taxes, depreciation, depletion, amortization, non-recurring financial restructuring charges, impairment on investment, and operational restructuring charges. The Company has attached the consolidated statements of operations for the three and nine month periods ended September 30, 1999 and 1998 to this release, including the calculation of adjusted EBITDA.

         This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those described or implied herein as a result of various factors, many of which are beyond the Company's control.

         Anker Coal Group, Inc. and its subsidiaries produce and sell coal used principally for electric generation and steel production in the eastern United States.

         Contact Bruce Sparks, President, Anker Coal Group, Inc. at (304) 594-1616.
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                    ANKER COAL GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Amounts in thousands)


                                                                  Three Months Ended       Nine Months Ended
                                                                    September 30,            September 30,
                                                                1999             1998    1999             1998
                                                             (unaudited)    (unaudited) (unaudited)     (unaudited)
                                                             -----------    ----------- -----------     -----------

REVENUES
  Coal sales and related revenue                             $ 60,070       $ 78,217        $174,293     $226,111

OPERATING EXPENSES
  Cost of operations and selling expenses                      53,971         73,512         157,419      214,443
  Depreciation, depletion and amortization                      4,591          4,792          13,430       13,009
  General and administrative                                    2,836          2,679           6,781        7,767
  Loss on impairment and restructuring                          1,065          5,517           4,526        7,346
                                                              -------        -------        --------     --------

     Total costs and expenses                                  62,463         86,500         182,156      242,565
                                                              -------        -------        --------     --------
Operating loss                                                 (2,393)        (8,283)         (7,863)     (16,454)

Interest, net of $386 capitalized for the nine months
  September 30, 1998                                           (3,711)        (3,301)        (10,911)       (9,421)
Other (expense) income, net                                     1,158            273           2,579           821
                                                              -------        -------        --------     ---------
  Loss before income taxes                                     (4,946)       (11,311)        (16,195)      (25,054)

Income tax benefit                                                 --         (3,167)           (200)       (7,015)
                                                              -------        -------        --------     ---------
  Net loss                                                     (4,946)        (8,144)        (15,995)      (18,039)

Mandatorily redeemable preferred stock dividends                  352            334           1,055         1,004
Mandatorily redeemable preferred stock accretion                  150            150             450           450
Common stock available for repurchase accretion                   142             --             421            --
                                                              -------        -------        --------     ---------

Net loss available to common stockholders                     $(5,590)       $(8,628)       $(17,921)    $ (19,493)
                                                              =======        =======        ========     =========

EBITDA                                                        $ 3,356        $(3,218)       $  8,146     $  (2,624)
Add: Impairment and restructuring charges                       1,065          5,517           4,526         7,346
     Financial restructuring fees*                                756             --             756            --
                                                              -------        -------        --------     ---------
Adjusted EBITDA**                                             $ 5,177        $ 2,299        $ 13,428     $   4,722
                                                              =======        =======        ========     =========


 * This adjustment to EBITDA represents non-recurring charges.

** Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.